                                                                 EXHIBIT 3.1(a)



                          CERTIFICATE OF INCORPORATION

                                       OF

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.


     FIRST. The name of the Corporation is Griffith Micro Science International, Inc.

     SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be common stock, $1 par value.

     FIFTH.  The name and mail address of the sole incorporator is as follows:


           Name                                       Address
---------------------------                  --------------------------
Griffith Laboratories, Inc.                  1 Griffith Center
                                             Alsip, Illinois 60658-3495

     SIXTH. The original bylaws of the Corporation shall be adopted by the incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

     SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     EIGHTH. Any person (and the heirs, executors, administrators and estates of any such person) who at any time shall serve, or shall have served, as a director or officer of the Corporation or of any other enterprise at the corporation, shall be indemnified by the Corporation in accordance with and to the fullest extent authorized by the General Corporation Law of Delaware as it may exist from time to time. Any person (and their heirs, executors, administrators and estates of any such person) who at any time shall serve, or shall have served, as an employee or an agent of the Corporation, or of any other enterprise at the request of the Corporation, may be similarly indemnified at the discretion of the board of directors of the Corporation.

     NINTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true and accordingly has hereunto set its hand and seal this 20th day of October, 1997.



                                  GRIFFITH LABORATORIES, INC.


                                  By /s/ Gregory L. Schmidt
                                     ------------------------------
                                     Gregory L. Schmidt
                                     Vice President



        ATTEST:


     (Corporate Seal)


     /s/ James S. Legg
------------------------
     James S. Legg
     Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.




     Griffith Micro Science International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

     FIRST: That by the unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation (the "Amendment"), declaring said Amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of
            this corporation be amended by changing the Article numbered "Fourth" so that, as amended, said Article shall be read in its entirety as follows:

                       "FOURTH.  The total number of shares of
                  stock which the Corporation shall have authority to issue is one million (1,000,000) shares, all of which shall be common stock, $.01 par value per share."

                 FURTHER RESOLVED, that each share of common stock,
            $1 par value per share, of this corporation which is issued and outstanding or held in the treasury of the corporation at the time the proposed Amendment becomes effective shall, at and as of such time, be reclassified into one fully paid and nonassessable share of common stock, $.01 par value per share, of the corporation.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of the Corporation, acting by written consent, voted the necessary number of shares of the Corporation as required by statute in favor of the said Amendment.

     THIRD: That the said Amendment was thereby duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Joseph R. Maslick, its Executive Vice President and James S. Legg, its Secretary, this 29th day of January, 1998.

                                       GRIFFITH MICRO SCIENCE
                                       INTERNATIONAL, INC.


                                       BY:  /s/ Joseph Maslick
                                          ---------------------------------
                                            Executive Vice President


                                       ATTEST:     /s/ James S. Legg
                                               ----------------------------
                                                   Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.




     Griffith Micro Science International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

     FIRST: That by the unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation (the "Amendment"), declaring said Amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of
            this corporation be amended by changing the Article numbered "Fourth" so that, as amended, said Article shall be read in its entirety as follows:

                       "FOURTH.  The total number of shares of
                  stock which the Corporation shall have authority to issue is one million (1,000,000) shares, all of which shall be common stock, $.01 par value per share."

                 FURTHER RESOLVED, that each share of common stock,
            $1 par value per share, of this corporation which is issued and outstanding or held in the treasury of the corporation at the time the proposed Amendment becomes effective shall, at and as of such time, be reclassified into one fully paid and nonassessable share of common stock, $.01 par value per share, of the corporation.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of the Corporation, acting by written consent, voted the necessary number of shares of the Corporation as required by statute in favor of the said Amendment.

     THIRD: That the said Amendment was thereby duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Joseph R. Maslick, its Executive Vice President and James S. Legg, its Secretary, this 29th day of January, 1998.

                                       GRIFFITH MICRO SCIENCE
                                       INTERNATIONAL, INC.


                                       BY:      /s/ Joseph Maslick
                                           --------------------------------
                                            Executive Vice President


                                       ATTEST:     /s/ James S. Legg
                                              -----------------------------
                                                   Secretary






                                      2